Calculation of Filing Fee Tables
S-3
ONTO INNOVATION INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	common stock, par value $0.001 per share	Other	641,771	$ 125.13	$ 80,304,805.23	0.0001381	$ 11,090.09
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 80,304,805.23		$ 11,090.09
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,090.09
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices per share of the common stock, par value $0.001 per share, of Onto Innovation Inc., as reported on the New York Stock Exchange on November 21, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Onto Innovation Inc.	S-3	333-291695	11/21/2025		$ 11,090.09	Equity	common stock, par value $0.001 per share	641,771	$ 80,304,805.23
Fee Offset Sources		Onto Innovation Inc.	S-3	333-291695		11/21/2025						$ 11,090.09
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	A filing fee of $11,129.09 was previously paid in connection with the Registration Statement on Form S-3 (No. 333-291695) (the "Withdrawn Registration Statement") filed by the registrant on November 21, 2025. The registrant withdrew the Withdrawn Registration Statement by filing a Form RW on November 26, 2025. As the Withdrawn Registration Statement was not declared effective, no securities were sold thereunder. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A